Item 1.  Changes in Control of Registrant.

         None

Item 2.  Acquisition or Disposition of Assets.

         None.

Item 3.  Bankruptcy or Receivership.

         None.

Item 4.  Change in Registrant's Certifying Accountant.

         On May 1, 1998, the accounting firms of Charles Bailly & Company PLLP, and Eide Helmeke PLLP agreed to combine firms and form EideBailly LLP. The merger is intended to bring a new strength and balance to the marketplace, while office management and operational control will continue with the same local offices. Dynamic Homes, Inc. does not anticipate changes to its prior nine years association with Charles Bailly & Company PLLP as a result of the merger and will continue to retain EideBailly LLP as its certifying accountant.

Item 5.  Other Materially Important Events.

         None.

Item 6.  Resignations of Registrant's Directors

         None.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned there-unto duly authorized.

Registrant:     Dynamic Homes, Inc.

ELDON R. MATZ     (Controller & Treasurer)

Dated:     May 12, 1998